Exhibit 99.1

For Immediate Release
July 20, 2016

For More Information
Trisha Voltz Carlson
SVP, Investor Relations Manager
504.299.5208
trisha.carlson@hancockwhitney.com

Hancock reports second quarter 2016 E.P.S. of $.59
Results reflect continuing improvement in core pre-tax, pre-provision earnings

GULFPORT, Miss. (July 20, 2016) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the second quarter of 2016. Net income for the second quarter of 2016 was $46.9 million, or $.59 per diluted common share, compared to $3.8 million, or $.05 in the first quarter of 2016 and $34.8 million, or $.44, in the second quarter of 2015. The linked-quarter increase in earnings reflects improved revenue, a lower level of expenses and a sizeable decrease in the loan loss provision.

Highlights of the company's second quarter 2016 results (compared to first quarter 2016):

•	Core pre-tax, pre-provision (core PTPP) income of $85.2 million, up $8.8 million or 12% (up 30% year-over-year)
•	Total loans up $58 million, or 1% linked-quarter annualized (LQA); includes a decrease of approximately $153 million in energy loan outstandings
•	Energy loans declined to 9% of total loans
•	Loan loss provision of $17.2 million, down from $60.0 million
•	Allowance for the energy portfolio totals $111 million, or 7.5% of energy loans
•	Core net interest margin up 3 basis points (bps)
•	Noninterest expense down $5.1 million (first quarter expenses included $5.0 million of nonoperating items)
•	Tangible common equity (TCE) ratio up 12 bps to 7.81%

Pre-tax, pre-provision earnings (core) were $85.2 million for the second quarter of 2016, compared to $76.4 million in the first quarter of 2016 and $65.5 million in the second quarter of 2015.

"We are halfway through the year and exactly halfway to meeting our stated goal for 2016's core pre-tax, pre-provision earnings," said President and CEO John M. Hairston. "We are doing so by following basic fundamentals of expense management coupled with revenue growth that includes both margin expansion and improvement in many fee categories. As a result of this progress, we continue to build a stronger, more diversified balance sheet and income statement.  I am also pleased to report, that after two consecutive quarters of significant reserve build for our energy portfolio, our provision expense for the quarter decreased to an amount in line with the lower end of our guidance, our reserve coverage of the energy portfolio improved to 7.5% and our energy portfolio as a percent of total loans continued its decline to a single digit percentage. I am extremely proud of all 3,805 members of our team and what they have accomplished, yet we remain focused on improving upon our results for the future."

Hancock reports second quarter 2016 financial results
July 20, 2016

Loans
Total loans at June 30, 2016 were $16.0 billion, up approximately $58 million from March 31, 2016. Many regions across the footprint reported net loan growth during the quarter (excluding the impact of energy payoffs and paydowns). Loans to energy-related companies declined approximately $153 million linked-quarter. Excluding the energy portfolio, loans would have increased 6% linked-quarter annualized. Management expects continued growth across the footprint to be partially offset by ongoing payoffs and paydowns in the energy portfolio. This is expected to result in year over year period-end loan growth of 5-7% in 2016.

Average loans totaled $16.1 billion for the second quarter of 2016, up $211 million, or 1%, linked-quarter.

Energy
At June 30, 2016, loans to the energy industry totaled $1.48 billion, or 9% of total loans. The energy portfolio decreased approximately $153 million linked-quarter and is comprised of credits to both the E&P and support sectors.  Payoffs and paydowns of approximately $180 million, plus charge-offs of $4 million, were partially offset by approximately $31 million of draws on existing lines.

The impact and severity of future risk rating migration, as well as any associated provisions or net charge-offs, will depend on overall oil prices and the duration of the cycle. While we expect additional charge-offs in the portfolio, we continue to believe the impact on the company of the energy cycle will be manageable and our capital will remain solid. Management currently estimates that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycle, of which approximately $25 million has been taken to-date.

Additional details of the energy portfolio are included in the presentation slides posted on our Investor Relations website.

Deposits
Total deposits at June 30, 2016 were $18.8 billion, up $161 million, or 1%, from March 31, 2016. Average deposits for the second quarter of 2016 were $18.7 billion, up $436 million, or 2%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $7.2 billion at June 30, 2016, up $43 million from March 31, 2016. DDAs comprised 38% of total period-end deposits at June 30, 2016.

Interest-bearing transaction and savings deposits totaled $6.8 billion at the end of the second quarter of 2016, down $289 million, or 4%, from March 31, 2016. Time deposits of $2.6 billion increased $206 million, or 9%, while interest-bearing public fund deposits increased $201 million, or 9%, to $2.4 billion at June 30, 2016.

Asset Quality
Nonperforming assets (NPAs) totaled $325 million at June 30, 2016, up $18 million from March 31, 2016. During the second quarter of 2016, total nonperforming loans increased approximately $19 million while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $1 million. The net increase in nonperforming loans was mainly related to the movement of several energy credits, totaling approximately $38 million, during the quarter. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 2.02% at June 30, 2016, up 10 bps from March 31, 2016.

Hancock reports second quarter 2016 financial results
July 20, 2016

The total allowance for loan losses was $226.1 million at June 30, 2016, up $8.3 million from March 31, 2016. The ratio of the allowance for loan losses to period-end loans was 1.41% at June 30, 2016, up from 1.36% at March 31, 2016. The allowance maintained on the non-PCI (purchased credit impaired) portion of the loan portfolio increased $9.2 million linked-quarter, totaling $206.5 million, while the allowance on the FDIC acquired loan portfolio decreased $0.9 million linked-quarter.

Net charge-offs from the non-PCI loan portfolio were $7.8 million, or 0.20% of average total loans on an annualized basis in the second quarter of 2016, down from $21.3 million, or 0.54%  of average total loans in the first quarter of 2016. Included in the second quarter's total are $4.0 million in charge-offs related to energy credits.

During the second quarter of 2016, Hancock recorded a total provision for loan losses of $17.2 million, down from $60.0 million in the first quarter of 2016. Based on information currently available, management expects the provision for loan losses could approximate $105 - $145 million for the full year of 2016.

Net Interest Income and Net Interest Margin
 Net interest income (TE) for the second quarter of 2016 was $171.2 million, up $3.0 million from the first quarter of 2016. During the second quarter, the impact on net interest income from purchase accounting adjustments (PAAs) declined $0.4 million to $5.2 million. Excluding the impact from purchase accounting items, core net interest income increased $3.4 million linked-quarter. Average earning assets were $21.1 billion for the second quarter of 2016, up $236 million, or 1%, from the first quarter of 2016.

The reported net interest margin (TE) was 3.25% for the second quarter of 2016, up 2 bps from the first quarter of 2016. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) increased 3 bps to 3.15% during the second quarter of 2016. The main drivers of the improvement were an increase in the core loan yield of 3 bps and an increase in the securities portfolio yield of 2 bps. This was slightly offset by an increase in the cost of funds of 1 basis point.

Noninterest Income
Noninterest income totaled $63.7 million for the second quarter of 2016, up $5.5 million, or 9%, from the first quarter of 2016. Included in the total is amortization of $1.5 million related to the FDIC indemnification asset, compared to amortization of $1.6 million in the first quarter of 2016. Excluding the impact of this item, core noninterest income totaled $65.2 million, up $5.4 million, or 9%, linked-quarter.

Service charges on deposits totaled $18.4 million for the second quarter of 2016, virtually unchanged from the first quarter of 2016. Bank card and ATM fees totaled $12.0 million, up $0.6 million, or 5%, from the first quarter of 2016.

Trust fees totaled $12.1 million, up $0.9 million, or 8% linked-quarter. Second quarter trends typically reflect seasonality related to annual tax season fee income. Investment and annuity income and insurance fees totaled $6.3 million, up slightly linked-quarter.

Fees from secondary mortgage operations totaled $4.2 million for the second quarter of 2016, up $1.3 million, or 43% linked quarter.

Hancock reports second quarter 2016 financial results
July 20, 2016

Other noninterest income (excluding the amortization of the FDIC indemnification asset noted above) totaled $12.3 million, up $2.6 million, or 27%, from the first quarter of 2016. The net increase during the quarter was related to other income sources which are unpredictable as to timing.

Noninterest Expense & Taxes
 Noninterest expense for the second quarter of 2016 totaled $150.9 million, down $5.1 million, or 3%, from the first quarter of 2016. There were $5.0 million of nonoperating expenses in the first quarter of 2016. Excluding nonoperating items from the first quarter, operating expenses remained unchanged linked quarter.

Total personnel expense was $84.2 million in the second quarter of 2016, down $0.5 million, or 1%, from the first quarter of 2016.

Occupancy and equipment expense totaled $13.5 million in the second quarter of 2016, down $0.7 million, or 5%, from the first quarter of 2016.

ORE expense totaled $0.4 million for the second quarter of 2016, down slightly from the first quarter of 2016.

Amortization of intangibles totaled $5.0 million for the second quarter of 2016, down $0.1 million, or 2%, linked-quarter. Other operating expense totaled $47.9 million in the second quarter of 2016, up $1.3 million, or 3%, from the first quarter of 2016.

The effective income tax rate for the second quarter of 2016 was 22.5%. Management expects the effective income tax rate to approximate 22-24% for the remainder of 2016. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital
Common shareholders' equity at June 30, 2016 totaled $2.5 billion. The tangible common equity (TCE) ratio was 7.81%, up 12 bps from March 31, 2016. During the fourth quarter of 2015 the company placed its common stock buyback on hold in light of the current energy cycle. No shares were repurchased in the second quarter of 2016. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Thursday, July 21, 2016 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock's website at www.hancockwhitney.com/investors. Additional financial tables and a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 28, 2016 by dialing (855) 859-2056 or (404) 537-3406, passcode 38311783.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company's banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and

Hancock reports second quarter 2016 financial results
July 20, 2016

 small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. More information is available at www.hancockwhitney.com.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, including the impact of volatility of oil and gas prices on our energy portfolio and associated loan loss reserves and possible charge-offs, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, loan growth expectations, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements.  Hancock's ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock's forward-looking statements include, but are not limited to, those risk factors included in Hancock's public filings with the Securities and Exchange Commission, which are available at the SEC's internet site (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANCOCK HOLDING COMPANY FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Six Months Ended
(amounts in thousands, except per share data)	6/30/2016	3/31/2016	6/30/2015	6/30/2016	6/30/2015
INCOME STATEMENT DATA
Net interest income	$164,969	$162,836	$151,791	$327,805	$309,949
Net interest income (TE) (a)	171,165	168,179	154,879	339,344	315,993
Provision for loan losses	17,196	60,036	6,608	77,232	12,762
Noninterest income	63,694	58,186	60,874	121,880	117,420
Noninterest expense	150,942	156,032	158,917	306,974	312,432
Net income	46,907	3,839	34,829	50,746	74,988
Nonoperating items - pre-tax (for informational purposes only)	-	4,978	8,927	4,978	15,908

PERIOD-END BALANCE SHEET DATA
Loans	$16,035,796	$15,978,124	$14,344,752	$16,035,796	$14,344,752
Securities	4,806,370	4,667,837	4,445,452	4,806,370	4,445,452
Earning assets	21,037,622	20,821,513	19,409,963	21,037,622	19,409,963
Total assets	23,063,790	22,809,370	21,532,824	23,063,790	21,532,824
Noninterest-bearing deposits	7,151,416	7,108,598	6,180,814	7,151,416	6,180,814
Total deposits	18,816,869	18,656,150	17,301,788	18,816,869	17,301,788
Common shareholders' equity	2,463,365	2,421,040	2,430,040	2,463,365	2,430,040

AVERAGE BALANCE SHEET DATA
Loans	$16,059,846	$15,848,770	$14,138,904	$15,954,308	$14,004,895
Securities (b)	4,648,807	4,528,090	4,143,097	4,588,449	3,959,069
Earning assets	21,147,029	20,910,668	18,780,771	21,028,849	18,549,589
Total assets	23,138,591	22,932,515	20,869,407	23,035,553	20,656,872
Noninterest-bearing deposits	7,079,426	7,033,680	6,107,900	7,056,553	6,016,623
Total deposits	18,717,755	18,281,754	16,862,088	18,499,755	16,674,782
Common shareholders' equity	2,430,005	2,431,747	2,430,710	2,430,876	2,439,242

COMMON SHARE DATA
Earnings per share - diluted	$0.59	$0.05	$0.44	$0.64	$0.93
Cash dividends per share	$0.24	$0.24	$0.24	$0.48	$0.48
Book value per share (period-end)	$31.77	$31.24	$31.12	$31.77	$31.12
Tangible book value per share (period-end)	22.50	21.90	21.63	22.50	21.63
Weighted average number of shares - diluted	77,680	77,672	78,115	77,676	78,881
Period-end number of shares	77,538	77,508	78,094	77,538	78,094
Market data
High sales price	$27.84	$25.84	$32.98	$27.84	$32.98
Low sales price	21.93	20.01	28.02	20.01	24.96
Period-end closing price	26.11	22.96	31.91	26.11	31.91
Trading volume	41,668	56,319	40,162	97,987	92,029

PERFORMANCE RATIOS
Return on average assets	0.82%	0.07%	0.67%	0.44%	0.73%
Return on average common equity	7.76%	0.64%	5.75%	4.20%	6.20%
Return on average tangible common equity	11.04%	0.91%	8.28%	5.98%	8.94%
Tangible common equity ratio (c)	7.81%	7.69%	8.13%	7.81%	8.13%
Net interest margin (TE) (a)	3.25%	3.23%	3.30%	3.24%	3.43%
Average loan/deposit ratio	85.80%	86.69%	83.85%	86.24%	83.99%
Efficiency ratio (d)	62.14%	64.47%	66.67%	63.28%	65.46%
Allowance for loan losses as a percent of period-end loans	1.41%	1.36%	0.91%	1.41%	0.91%
Annualized net non-purchased credit impaired charge-offs to average loans	0.20%	0.54%	0.03%	0.37%	0.07%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	73.01%	74.55%	100.92%	73.01%	100.92%
Noninterest income as a percent of total revenue (TE) (a)	27.12%	25.70%	28.21%	26.43%	27.09%

FTE headcount	3,723	3,819	3,825	3,723	3,825

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.

HANCOCK HOLDING COMPANY QUARTERLY HIGHLIGHTS (Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
INCOME STATEMENT DATA
Net interest income	$164,969	$162,836	$158,395	$156,830	$151,791
Net interest income (TE) (a)	171,165	168,179	162,635	160,134	154,879
Provision for loan losses	17,196	60,036	50,196	10,080	6,608
Noninterest income	63,694	58,186	59,653	60,211	60,874
Noninterest expense	150,942	156,032	156,030	151,193	158,917
Net income	46,907	3,839	15,307	41,166	34,829
Nonoperating items - pre-tax (for informational purposes only)	-	4,978	-	-	8,927

PERIOD-END BALANCE SHEET DATA
Loans	$16,035,796	$15,978,124	$15,703,314	$14,763,050	$14,344,752
Securities	4,806,370	4,667,837	4,463,792	4,548,922	4,445,452
Earning assets	21,037,622	20,821,513	20,753,095	19,526,150	19,409,963
Total assets	23,063,790	22,809,370	22,833,605	21,602,793	21,532,824
Noninterest-bearing deposits	7,151,416	7,108,598	7,276,127	6,075,558	6,180,814
Total deposits	18,816,869	18,656,150	18,348,912	17,439,948	17,301,788
Common shareholders' equity	2,463,365	2,421,040	2,413,143	2,453,561	2,430,040

AVERAGE BALANCE SHEET DATA
Loans	$16,059,846	$15,848,770	$15,198,232	$14,511,474	$14,138,904
Securities (b)	4,648,807	4,528,090	4,480,972	4,425,546	4,143,097
Earning assets	21,147,029	20,910,668	20,140,432	19,433,337	18,780,771
Total assets	23,138,591	22,932,515	22,171,216	21,475,943	20,869,407
Noninterest-bearing deposits	7,079,426	7,033,680	6,709,188	6,032,680	6,107,900
Total deposits	18,717,755	18,281,754	17,821,484	17,313,433	16,862,088
Common shareholders' equity	2,430,005	2,431,747	2,453,480	2,439,068	2,430,710

COMMON SHARE DATA
Earnings per share - diluted	$0.59	$0.05	$0.19	$0.52	$0.44
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	31.77	31.24	31.14	31.65	31.12
Tangible book value per share (period-end)	22.50	21.90	21.74	22.18	21.63
Weighted average number of shares - diluted	77,680	77,672	77,544	78,075	78,115
Period-end number of shares	77,538	77,508	77,496	77,519	78,094
Market data
High sales price	$27.84	$25.84	$30.96	$32.47	$32.98
Low sales price	21.93	20.01	23.35	25.20	28.02
Period-end closing price	26.11	22.96	25.17	27.05	31.91
Trading volume	41,668	56,319	48,789	44,705	40,162

PERFORMANCE RATIOS
Return on average assets	0.82%	0.07%	0.27%	0.76%	0.67%
Return on average common equity	7.76%	0.64%	2.48%	6.70%	5.75%
Return on average tangible common equity	11.04%	0.91%	3.53%	9.60%	8.28%
Tangible common equity ratio (c)	7.81%	7.69%	7.62%	8.24%	8.13%
Net interest margin (TE) (a)	3.25%	3.23%	3.21%	3.28%	3.30%
Average loan/deposit ratio	85.80%	86.69%	85.28%	83.82%	83.85%
Efficiency ratio (d)	62.14%	64.47%	67.63%	65.88%	66.67%
Allowance for loan losses as a percent of period-end loans	1.41%	1.36%	1.15%	0.95%	0.91%
Annualized net non-purchased credit impaired charge-offs to average loans	0.20%	0.54%	0.21%	0.09%	0.03%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	73.01%	74.55%	105.54%	78.15%	100.92%
Noninterest income as a percent of total revenue (TE) (a)	27.12%	25.70%	26.84%	27.32%	28.21%

FTE headcount	3,723	3,819	3,921	3,863	3,825

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2016	3/31/2016	6/30/2015	6/30/2016	6/30/2015
NET INCOME
Interest income	$183,506	$180,641	$164,920	$364,147	$334,007
Interest income (TE)	189,702	185,984	168,008	375,686	340,051
Interest expense	18,537	17,805	13,129	36,342	24,058
Net interest income (TE)	171,165	168,179	154,879	339,344	315,993
Provision for loan losses	17,196	60,036	6,608	77,232	12,762
Noninterest income	63,694	58,186	60,874	121,880	117,420
Noninterest expense	150,942	156,032	158,917	306,974	312,432
Income before income taxes	60,525	4,954	47,140	65,479	102,175
Income tax expense	13,618	1,115	12,311	14,733	27,187
Net income	$46,907	$3,839	$34,829	$50,746	$74,988
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,394	$18,383	$17,908	$36,777	$35,223
Trust fees	12,089	11,224	11,795	23,313	22,995
Bank card and ATM fees	11,954	11,348	11,868	23,302	23,051
Investment & annuity fees	5,043	4,933	4,838	9,976	9,888
Secondary mortgage market operations	4,176	2,912	3,618	7,088	6,282
Insurance commissions and fees	1,240	1,307	2,595	2,547	4,349
Amortization of FDIC loss share receivable	(1,526)	(1,613)	(1,273)	(3,139)	(2,470)
Securities transactions, net	768	346	-	1,114	333
Other income	11,556	9,346	9,525	20,902	17,769
Total noninterest income	$63,694	$58,186	$60,874	$121,880	$117,420
Personnel expense	$84,237	$84,741	$82,533	$168,978	$162,650
Net occupancy expense	10,394	10,356	11,765	20,750	22,927
Equipment expense	3,080	3,774	4,079	6,854	8,012
Other real estate expense, net	350	445	501	795	957
Other operating expense	47,876	46,614	44,964	94,490	89,179
Amortization of intangibles	5,005	5,124	6,148	10,129	12,466
Total operating expense	150,942	151,054	149,990	301,996	296,191
Nonoperating expense	-	4,978	8,927	4,978	16,241
Total noninterest expense	$150,942	$156,032	$158,917	$306,974	$312,432
COMMON SHARE DATA
Earnings per share:
Basic	$0.59	$0.05	$0.44	$0.64	$0.93
Diluted	0.59	0.05	0.44	0.64	0.93

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)

	Three months ended
(dollars in thousands)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Interest income	$183,506	$180,641	$174,310	$171,329	$164,920
Interest income (TE)	189,702	185,984	178,550	174,633	168,008
Interest expense	18,537	17,805	15,915	14,499	13,129
Net interest income (TE)	171,165	168,179	162,635	160,134	154,879
Provision for loan losses	17,196	60,036	50,196	10,080	6,608
Noninterest income	63,694	58,186	59,653	60,211	60,874
Noninterest expense	150,942	156,032	156,030	151,193	158,917
Income before income taxes	60,525	4,954	11,822	55,768	47,140
Income tax expense	13,618	1,115	(3,485)	14,602	12,311
Net income	$46,907	$3,839	$15,307	$41,166	$34,829
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,394	$18,383	$18,971	$18,619	$17,908
Trust fees	12,089	11,224	11,287	11,345	11,795
Bank card and ATM fees	11,954	11,348	11,792	11,637	11,868
Investment & annuity fees	5,043	4,933	4,632	6,149	4,838
Secondary mortgage market operations	4,176	2,912	2,884	3,413	3,618
Insurance commissions and fees	1,240	1,307	1,980	2,238	2,595
Amortization of FDIC loss share receivable	(1,526)	(1,613)	(1,713)	(1,564)	(1,273)
Securities transactions, net	768	346	(2)	4	-
Other income	11,556	9,346	9,822	8,370	9,525
Total noninterest income	$63,694	$58,186	$59,653	$60,211	$60,874
Personnel expense	$84,237	$84,741	$85,315	$84,155	$82,533
Net occupancy expense	10,394	10,356	10,639	11,222	11,765
Equipment expense	3,080	3,774	3,871	3,598	4,079
Other real estate expense, net	350	445	1,361	422	501
Other operating expense	47,876	46,614	49,153	45,769	44,964
Amortization of intangibles	5,005	5,124	5,691	6,027	6,148
Total operating expense	150,942	151,054	156,030	151,193	149,990
Nonoperating expense	-	4,978	-	-	8,927
Total noninterest expense	$150,942	$156,032	$156,030	$151,193	$158,917

HANCOCK HOLDING COMPANY PERIOD-END BALANCE SHEET (Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
ASSETS
Commercial non-real estate loans	$7,132,519	$7,145,406	$6,995,824	$6,345,994	$6,185,684
Commercial real estate - owner occupied	1,916,200	1,923,347	1,859,469	1,843,155	1,760,742
Total commercial and industrial loans	9,048,719	9,068,753	8,855,293	8,189,149	7,946,426
Commercial real estate - income producing	2,024,471	1,752,745	1,553,082	1,484,231	1,452,091
Construction and land development loans	880,588	1,095,414	1,151,950	1,085,585	1,120,947
Residential mortgage loans	2,017,650	2,000,967	2,049,524	2,013,789	1,955,837
Consumer loans	2,064,368	2,060,245	2,093,465	1,990,296	1,869,451
Total loans	16,035,796	15,978,124	15,703,314	14,763,050	14,344,752
Loans held for sale	42,297	24,001	20,434	19,764	21,304
Securities	4,806,370	4,667,837	4,463,792	4,548,922	4,445,452
Short-term investments	153,159	151,551	565,555	194,414	598,455
Earning assets	21,037,622	20,821,513	20,753,095	19,526,150	19,409,963
Allowance for loan losses	(226,086)	(217,794)	(181,179)	(139,576)	(131,087)
Goodwill	621,193	621,193	621,193	621,193	621,193
Other intangible assets, net	97,409	102,414	107,538	113,229	119,256
Other assets	1,533,652	1,482,044	1,532,958	1,481,797	1,513,499
Total assets	$23,063,790	$22,809,370	$22,833,605	$21,602,793	$21,532,824

LIABILITIES
Noninterest-bearing deposits	$7,151,416	$7,108,598	$7,276,127	$6,075,558	$6,180,814
Interest-bearing transaction and savings deposits	6,754,513	7,043,484	6,767,881	7,360,677	6,994,603
Interest-bearing public fund deposits	2,354,234	2,152,903	2,253,645	1,768,133	1,962,589
Time deposits	2,556,706	2,351,165	2,051,259	2,235,580	2,163,782
Total interest-bearing deposits	11,665,453	11,547,552	11,072,785	11,364,390	11,120,974
Total deposits	18,816,869	18,656,150	18,348,912	17,439,948	17,301,788
Short-term borrowings	1,095,107	1,100,787	1,423,644	1,049,182	1,079,193
Long-term debt	468,028	471,245	490,145	491,820	501,760
Other liabilities	220,421	160,148	157,761	168,282	220,043
Total liabilities	20,600,425	20,388,330	20,420,462	19,149,232	19,102,784
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,722,454	1,719,454	1,715,794	1,717,959	1,730,344
Retained earnings	790,452	762,652	777,944	781,769	759,780
Accumulated other comprehensive income	(49,541)	(61,066)	(80,595)	(46,167)	(60,084)
Total common shareholders' equity	2,463,365	2,421,040	2,413,143	2,453,561	2,430,040
Total liabilities & shareholders' equity	$23,063,790	$22,809,370	$22,833,605	$21,602,793	$21,532,824
CAPITAL RATIOS
Tangible common equity	$1,744,764	$1,697,434	$1,684,388	$1,719,108	$1,689,550
Tier 1 capital (e)	1,852,382	1,818,580	1,844,992	1,848,418	1,837,369
Common equity (period-end) as a percent of total assets (period-end)	10.68%	10.61%	10.57%	11.36%	11.29%
Tangible common equity ratio	7.81%	7.69%	7.62%	8.24%	8.13%
Leverage (Tier 1) ratio (e)	8.22%	8.14%	8.55%	8.85%	9.07%
Tier 1 risk-based capital ratio (e)	9.81%	9.69%	9.96%	10.56%	10.77%
Total risk-based capital ratio (e)	11.80%	11.75%	11.86%	12.32%	12.53%

(e) Estimated for most recent period-end.

HANCOCK HOLDING COMPANY AVERAGE BALANCE SHEET (Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2016	3/31/2016	6/30/2015	6/30/2016	6/30/2015
ASSETS
Commercial non-real estate loans	$7,179,528	$7,066,298	$6,095,054	$7,122,913	$6,045,645
Commercial real estate - owner occupied	1,912,983	1,866,132	1,771,147	1,889,714	1,744,100
Total commercial and industrial loans	9,092,511	8,932,430	7,866,201	9,012,627	7,789,745
Commercial real estate - income producing	1,777,667	1,632,788	1,447,767	1,705,071	1,424,896
Construction and land development loans	1,120,494	1,147,984	1,084,540	1,134,239	1,102,699
Residential mortgage loans	2,015,301	2,058,514	1,930,553	2,036,907	1,916,789
Consumer loans	2,053,873	2,077,054	1,809,843	2,065,464	1,770,766
Total loans	16,059,846	15,848,770	14,138,904	15,954,308	14,004,895
Loans held for sale	29,053	14,822	22,883	21,937	19,245
Securities (f)	4,648,807	4,528,090	4,143,097	4,588,449	3,959,069
Short-term investments	409,323	518,986	475,887	464,155	566,380
Earning assets	21,147,029	20,910,668	18,780,771	21,028,849	18,549,589
Allowance for loan losses	(220,679)	(183,264)	(130,124)	(201,971)	(130,170)
Goodwill and other intangible assets	721,031	726,094	743,435	723,563	747,050
Other assets	1,491,210	1,479,017	1,475,325	1,485,112	1,490,403
Total assets	$23,138,591	$22,932,515	$20,869,407	$23,035,553	$20,656,872

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$7,079,426	$7,033,680	$6,107,900	$7,056,553	$6,016,623
Interest-bearing transaction and savings deposits	6,779,565	6,815,703	6,656,911	6,797,634	6,582,277
Interest-bearing public fund deposits	2,302,096	2,173,435	1,890,364	2,237,766	1,853,111
Time deposits	2,556,668	2,258,936	2,206,913	2,407,802	2,222,771
Total interest-bearing deposits	11,638,329	11,248,074	10,754,188	11,443,202	10,658,159
Total deposits	18,717,755	18,281,754	16,862,088	18,499,755	16,674,782
Short-term borrowings	1,351,227	1,564,804	896,014	1,458,015	908,158
Long-term debt	471,924	483,348	510,314	477,636	460,958
Other liabilities	167,680	170,862	170,281	169,271	173,732
Common shareholders' equity	2,430,005	2,431,747	2,430,710	2,430,876	2,439,242
Total liabilities & shareholders' equity	$23,138,591	$22,932,515	$20,869,407	$23,035,553	$20,656,872

(f) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Three Months Ended
	6/30/2016			3/31/2016			6/30/2015
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$11,990.7	$115.0	3.86%	$11,713.2	$111.7	3.83%	$10,398.5	$101.6	3.92%
Residential mortgage loans	2,015.3	20.7	4.12%	2,058.5	21.3	4.13%	1,930.6	19.9	4.13%
Consumer loans	2,053.9	26.2	5.12%	2,077.1	26.3	5.10%	1,809.8	23.0	5.10%
Loan fees & late charges	-	(0.6)	0.00%	-	(0.8)	0.00%	-	-	0.00%
Total loans (TE) (i)	16,059.9	161.3	4.03%	15,848.8	158.5	4.02%	14,138.9	144.5	4.10%
Loans held for sale	29.1	0.2	3.43%	14.8	0.2	4.28%	22.9	0.2	3.88%
US Treasury and government agency securities	50.0	0.2	1.68%	50.1	0.2	1.67%	300.0	1.2	1.54%
CMOs and mortgage backed securities	4,062.3	22.0	2.16%	4,132.8	22.9	2.21%	3,641.6	19.6	2.15%
Municipals (TE) (h)	531.4	5.5	4.13%	339.1	3.6	4.27%	195.5	2.2	4.54%
Other securities	5.0	0.0	1.89%	6.1	0.0	1.85%	6.0	-	1.61%
Total securities (TE) (g)	4,648.7	27.7	2.38%	4,528.1	26.7	2.36%	4,143.1	23.0	2.22%
Total short-term investments	409.3	0.5	0.47%	519.0	0.6	0.47%	475.9	0.3	0.23%
Average earning assets yield (TE)	$21,147.0	189.7	3.60%	$20,910.7	186.0	3.57%	$18,780.8	168.0	3.58%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,779.6	4.7	0.28%	$6,815.7	4.7	0.28%	$6,656.9	2.5	0.15%
Time deposits	2,556.7	5.7	0.90%	2,258.9	4.9	0.88%	2,206.9	3.8	0.69%
Public funds	2,302.1	2.2	0.39%	2,173.5	2.1	0.38%	1,890.4	1.3	0.28%
Total interest-bearing deposits	11,638.4	12.6	0.44%	11,248.1	11.7	0.42%	10,754.2	7.6	0.28%
Short-term borrowings	1,351.2	0.9	0.27%	1,564.8	1.0	0.26%	896.0	0.2	0.08%
Long-term debt	471.9	5.0	4.26%	483.3	5.1	4.20%	510.3	5.3	4.18%
Total borrowings	1,823.1	5.9	1.30%	2,048.1	6.1	1.19%	1,406.3	5.5	1.57%
Total interest-bearing liabilities cost	13,461.5	18.5	0.55%	13,296.2	17.8	0.54%	12,160.5	13.1	0.43%
Net interest-free funding sources	7,685.5			7,614.5			6,620.3
Total cost of funds	21,147.0	18.5	0.35%	20,910.7	17.8	0.34%	18,780.8	13.1	0.28%
Net Interest Spread (TE)		$171.2	3.05%		$168.2	3.03%		$154.9	3.15%
Net Interest Margin (TE)	$21,147.0	$171.2	3.25%	$20,910.7	$168.2	3.23%	$18,780.8	$154.9	3.30%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal tax rate of 35%.
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Six Months Ended
	6/30/2016			6/30/2015
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$11,851.9	$226.7	3.84%	$10,317.3	$208.4	4.07%
Residential mortgage loans	2,036.9	42.0	4.12%	1,916.8	40.4	4.21%
Consumer loans	2,065.5	52.5	5.11%	1,770.7	44.9	5.12%
Loan fees & late charges	-	(1.4)	0.00%	-	0.3	0.00%
Total loans (TE) (i)	15,954.3	319.8	4.03%	14,004.8	294.0	4.23%
Loans held for sale	21.9	0.4	3.72%	19.2	0.3	3.30%
US Treasury and government agency securities	50.0	0.4	1.68%	287.6	2.2	1.56%
CMOs and mortgage backed securities	4,097.6	44.8	2.19%	3,467.1	38.2	2.21%
Municipals (TE) (h)	435.3	9.1	4.18%	195.7	4.5	4.58%
Other securities	5.6	0.1	1.87%	8.8	0.2	3.51%
Total securities (TE) (g)	4,588.5	54.4	2.37%	3,959.2	45.1	2.28%
Total short-term investments	464.2	1.1	0.47%	566.4	0.7	0.22%
Average earning assets yield (TE)	$21,028.9	375.7	3.59%	$18,549.6	340.1	3.69%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,797.6	9.4	0.28%	$6,582.3	4.7	0.14%
Time deposits	2,407.8	10.7	0.89%	2,222.8	7.5	0.68%
Public funds	2,237.8	4.3	0.38%	1,853.1	2.5	0.28%
Total interest-bearing deposits	11,443.2	24.4	0.43%	10,658.2	14.7	0.28%
Short-term borrowings	1,458.0	1.9	0.26%	908.2	0.4	0.08%
Long-term debt	477.6	10.1	4.23%	461.0	9.0	3.92%
Total borrowings	1,935.6	12.0	1.24%	1,369.2	9.4	1.37%
Total interest-bearing liabilities cost	13,378.8	36.4	0.55%	12,027.4	24.1	0.40%
Net interest-free funding sources	7,650.1			6,522.2
Total cost of funds	21,028.9	36.4	0.35%	18,549.6	24.1	0.26%
Net Interest Spread (TE)		$339.3	3.04%		$316.0	3.29%
Net Interest Margin (TE)	$21,028.9	$339.3	3.24%	$18,549.6	$316.0	3.43%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal tax rate of 35%
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2016	3/31/2016	6/30/2015	6/30/2016	6/30/2015
Nonaccrual loans (j)	$265,722	$237,303	$118,445	$265,722	$118,445
Restructured loans - still accruing	35,974	45,620	7,966	35,974	7,966
Total nonperforming loans	301,696	282,923	126,411	301,696	126,411
ORE and foreclosed assets	23,374	24,032	38,630	23,374	38,630
Total nonperforming assets	$325,070	$306,955	$165,041	$325,070	$165,041
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.02%	1.92%	1.15%	2.02%	1.15%
Accruing loans 90 days past due	$7,982	$9,226	$3,478	$7,982	$3,478
Accruing loans 90 days past due as a percent of loans	0.05%	0.06%	0.02%	0.05%	0.02%
Nonperforming assets + accruing loans 90 days past dueto loans, ORE and foreclosed assets	2.07%	1.98%	1.17%	2.07%	1.17%
ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$217,794	$181,179	$128,386	$181,179	$128,762
Net provision for loan losses - purchased credit impaired loans	189	(496)	(879)	(307)	(949)
Provision for loan losses - non-purchased credit impaired loans	17,007	60,532	7,487	77,539	13,711
Net provision for loan losses	17,196	60,036	6,608	77,232	12,762
(Decrease)increase in FDIC loss share receivable	(1,248)	(2,189)	(2,115)	(3,437)	(2,536)
Net charge-offs - purchased credit impaired	(147)	(67)	582	(214)	3,037
Charge-offs - non-purchased credit impaired	11,361	24,693	4,129	36,054	11,589
Recoveries - non-purchased credit impaired	(3,558)	(3,394)	(2,919)	(6,952)	(6,725)
Net charge-offs	7,656	21,232	1,792	28,888	7,901
Ending Balance	$226,086	$217,794	$131,087	$226,086	$131,087
Allowance for loan losses as a percent of period-end loans	1.41%	1.36%	0.91%	1.41%	0.91%
Allowance for loan losses to nonperforming loans + accruing loans90 days past due	73.01%	74.55%	100.92%	73.01%	100.92%
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$3,685	$17,076	$(691)	$20,761	$(217)
Residential mortgage loans	164	(126)	(61)	38	843
Consumer loans	3,954	4,349	1,962	8,303	4,238
Total net charge-offs - non-purchased credit impaired	$7,803	$21,299	$1,210	$29,102	$4,864
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.12%	0.59%	(0.03)%	0.35%	(0.00)%
Residential mortgage loans	0.03%	(0.02)%	(0.01)%	0.00%	0.09%
Consumer loans	0.77%	0.84%	0.43%	0.81%	0.48%
Total net charge-offs - non-purchased credit impaired to average loans	0.20%	0.54%	0.03%	0.37%	0.07%

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $34.8 million, $18.3 million, and $4.9 million at 6/30/16, 3/31/16 and 6/30/15, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Purchased credit impaired loans include loans covered by FDIC loss share agreement totaling $160.0 million, $168.1 million and $179.0 million as of 6/30/16, 3/31/16 and 6/30/15, respectively.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)

	Three months ended
(dollars in thousands)	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Nonaccrual loans (j)	$265,722	$237,303	$159,713	$166,945	$118,445
Restructured loans - still accruing	35,974	45,620	4,297	5,779	7,966
Total nonperforming loans	301,696	282,923	164,010	172,724	126,411
ORE and foreclosed assets	23,374	24,032	27,133	33,599	38,630
Total nonperforming assets	$325,070	$306,955	$191,143	$206,323	$165,041
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.02%	1.92%	1.22%	1.39%	1.15%
Accruing loans 90 days past due	$7,982	$9,226	$7,653	$5,876	$3,478
Accruing loans 90 days past due as a percent of loans	0.05%	0.06%	0.05%	0.04%	0.02%
Nonperforming assets + accruing loans 90 days past dueto loans, ORE and foreclosed assets	2.07%	1.98%	1.26%	1.43%	1.17%
Allowance for loan losses	$226,086	$217,794	$181,179	$139,576	$131,087
Allowance for loan losses as a percent of period-end loans	1.41%	1.36%	1.15%	0.95%	0.91%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	73.01%	74.55%	105.54%	78.15%	100.92%
Provision for loan losses	$17,196	$60,036	$50,196	$10,080	$6,608
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$3,685	$17,076	$2,465	$666	$(691)
Residential mortgage loans	164	(126)	75	30	(61)
Consumer loans	3,954	4,349	5,337	2,775	1,962
Total net charge-offs - non-purchased credit impaired	$7,803	$21,299	$7,877	$3,471	$1,210
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.12%	0.59%	0.09%	0.02%	(0.03)%
Residential mortgage loans	0.03%	(0.02)%	0.01%	0.01%	(0.01)%
Consumer loans	0.77%	0.84%	1.04%	0.57%	0.43%
Total net charge-offs - non-purchased credit impaired to average loans	0.20%	0.54%	0.21%	0.09%	0.03%
AVERAGE LOANS
Commercial & real estate loans	$11,990,672	$11,713,202	$11,128,872	$10,608,244	$10,398,508
Residential mortgage loans	2,015,301	2,058,514	2,028,688	1,977,990	1,930,553
Consumer loans	2,053,873	2,077,054	2,040,672	1,925,240	1,809,843
Total average loans	$16,059,846	$15,848,770	$15,198,232	$14,511,474	$14,138,904

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $34.8 million, $18.3 million, $8.8 million, $4.9 million, and $4.9 million at 6/30/16, 3/31/16, 12/31/15, 9/30/15, and 6/30/15, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Purchased credit impaired loans include loans covered by FDIC loss share agreement totaling $160.0 million, $168.1 million, $170.1 million, $177.5 million and $179.0 million as of 6/30/16, 3/31/16, 12/31/15, 9/30/15 and 6/30/15, respectively.

 7/20/2016  Second Quarter 2016Financial Results

 Forward Looking Statements  Certain of the statements or information included in this presentation may constitute forward-looking statements. Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited. We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2015, and as updated by the Company’s subsequent SEC filings. Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.

Corporate Profile (as of June 30, 2016)

- $23.1 billion in Total Assets
- $16.0 billion in Total Loans
- $18.8 billion in Total Deposits
- Tangible Common Equity (TCE) 7.81%
- Nearly 200 banking locations and 275 ATMs across our footprint
- Approximately 3,800 employees corporate-wide
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc.
- Earned top customer service marks with Greenwich Excellence Awards



JACKSON
MONTGOMERY
HATTIESBURG
LAKE CHARLES
LAFAYETTE
HOUSTON
PENSACOLA
PANAMA CITY
TALLAHASSEE
JACKSONVILLE
TAMPA

Hancock Holding Company

 (compared to first quarter 2016)  Second Quarter 2016 Highlights   Net income totaled $46.9 million or $.59 per diluted common shareCore pre-tax, pre-provision income $85.2 million, up $8.8 million or 12%Loans increased $58 million; energy loans decreased approximately $153 million linked-quarterEnergy loans 9% of total loansDeposits increased $161 millionCore revenue increased $8.8 million with flat operating expenses Core NIM up 3 bps Allowance for the energy portfolio unchanged at $111 million; 7.5% of energy loans Tangible common equity (TCE) ratio up 12 bps to 7.81%  ** Efficiency Ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.

 Linked-quarter growth in core PTPP income +12%Year-over-year growth in core PTPP income +30%    $s in millions  Growth in Core Pre-Tax Pre-Provision Income

 Well-Diversified Loan Growth  Loans totaled $16.0 billion at quarter-end, an increase of $58 millionReflects $153 million net decrease in energy-related loansManagement expects loan growth of 5-7% for the full year of 2016 (period-end)Additional data provided on breakout between owner-occupied CRE loans (C&I) and income-producing CRE loans  $s in millions

       Over Half Of Our Footprint Not Impacted By Energy  Main markets impacted by energy

 Energy Portfolio Overview  Energy loans totaled $1.48 billion, or 9% of total loans, down $153 million linked-quarter and down $188 million from a year agoLinked-quarter change reflects approximately $180 million in payoffs and paydowns, plus $4 million in charge-offs, partially offset by approximately $31 million in draws on existing lines

 Energy Portfolio Overview (cont’d)  Net decrease in outstandings of $153 million linked-quarter and a $197 million reduction in total commitmentsApproximately $97 million linked-quarter decrease in upstream outstandings and a $104 million reduction in total commitments Approximately $36 million linked-quarter decrease in support sector outstandings and a $70 million reduction in total commitmentsApproximately $20 million linked-quarter decrease in midstream sector outstandings and a $23 million reduction in total commitments  *Includes accrual and nonaccrual loans

 Energy Portfolio Overview (cont’d)  Net decrease in outstandings of $153 million linked-quarter and a $197 million reduction in total commitmentsApproximately $97 million linked-quarter decrease in upstream outstandings and a $104 million reduction in total commitments Approximately $36 million linked-quarter decrease in support sector outstandings and a $70 million reduction in total commitmentsApproximately $20 million linked-quarter decrease in midstream sector outstandings and a $23 million reduction in total commitments  *Includes accrual and nonaccrual loans

 Energy Portfolio Overview (cont’d)

 Energy Allowance and Category Trends  Management currently estimates that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycleCharge-offs to-date for current energy cycle (Nov ‘14 – June ‘16) total $25 million; includes $4.0 million in 2Q16A portion of the allowance for the upstream segment was reallocated to the support nondrilling segment in the second quarter

 Asset Quality Measures Reflect Impact Of Energy Cycle  NPA ratio 2.02%, up 10 bps linked-quarter Nonperforming assets totaled $325 million, up $18 million from March 31, 2016Nonperforming energy loans totaled $197 million at June 30, 2016, up $38 million from last quarterProvision for loan losses was $17.2 million, down $42.8 million from 1Q16Non-PCI net charge-offs totaled $7.8 million, or 20 bps, down from $21.3 million, or 54 bps, in 1Q16Energy charge-offs in the second quarter of 2016 totaled $4.0 millionCriticized commercial loans totaled $1.1 billion at June 30, 2016, virtually unchanged from March 31, 2016Criticized energy loans totaled $798 million at June 30, 2016, up $37 million linked-quarter

 Allowance For Loan Losses   The allowance for loan losses was $226.1 million (1.41%) up $8.3 million from $217.8 million (1.36%) linked-quarterThe allowance maintained on the non-PCI portion of the loan portfolio increased $9.2 million linked-quarter, totaling $206.5 million, while the allowance on the FDIC acquired loan portfolio decreased $0.9 million linked-quarterALLL for energy credits was $111.1 million, or 7.50%, at June 30, 2016, up 69 bps from March 31, 2016 Should pricing pressures on oil continue, we could continue to see downward pressure on risk ratings that could lead to additional provision expense in future quartersImpact and severity will depend on overall oil prices and the duration of the cycleNonenergy ALLL is approximately $115.0 million, or 0.79%, of nonenergy portfolio as of June 30, 2016, up from $106.7 million, or 0.74%, at March 31, 2016

 Adequate Reserve Coverage  Management believes the nonenergy allowance is adequate as: Net nonenergy charge-offs (excluding People’s First) averaged $17 million or 0.14% of related average loans over past 14 quarters; nonenergy ALLL represents 5.5x coverage of average annual charge-offsSensitivity testing used in our PLLL/ALLL forecasts included the consumer loans and CRE loans in the oil patchWe utilize robust and conservative ALLL modeling processALLL segmentation at a granular level by geography and productIncorporates both quantitative and qualitative components at each levelALLL model includes sensitivity testing

Securities Portfolio

- Portfolio totaled $4.8 billion, up $139 million, or 3% linked-quarter
- Yield 2.38%, up 2 bps linked-quarter
- Unrealized net gain of $47.5 million on AFS
- 52% HTM, 48% AFS
- Duration 3.39 compared to 3.69 at 3-31-16
- Premium amortization up $1.3 million linked-quarter
- Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenarios
- IRR modeling is based on conservative assumptions
  - Flat balance sheet
  - Loan portfolio 53% variable (with 58% LIBOR-based)
  - Modeled lag in deposit rate increases
  - Conservative % DDA attrition for certain increases in rates
- No energy-related securities in the portfolio



Securities Portfolio Mix
6/30/16
Munis
$649
14%
U.S. Agencies
and other
$54
1%
CMO
$1,242
26%
MBS
$2,814
59%



IRR Scenarios
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2.2%
3.0%
4.0%
5.2%
5.4%
6.6%
6.5%
7.4%
+100 shock
+200 shock
+300 shock
+400 shock
Year 1
Year 2

Hancock Holding Company

 Solid Levels Of Core Deposit Funding  Total deposits $18.8 billion, up $161 million, or 1%, linked-quarterNoninterest-bearing demand deposits (DDA) increased $43 millionInterest-bearing transaction and savings deposits decreased $289 millionTime deposits increased $206 million Public fund deposits increased $201 millionFunding mix remained strongDDA comprised 38% of total period-end depositsCost of funds increased 1 basis point to 35 bps  $s in billions

 Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets. (See slide 27)  Core NIM Reflects Improving Asset Yields  Reported net interest margin (NIM) 3.25% up 2 bps linked-quarter Core NIM of 3.15% increased 3 bps linked-quarterCore loan yield +3 bps Yield on bond portfolio +2 bps Cost of funds +1 bp

 Focus On Growing Core Noninterest Income Across Business Lines  Noninterest income, including securities transactions, totaled $63.7 million, up $5.5 million, or 9%, linked-quarterAmortization of the indemnification asset for FDIC covered loans totaled $1.5 million, compared to $1.6 million in the first quarter of 2016; the amortization is a reduction to noninterest income and is a result of a lower level of expected future losses on covered loans (noncore)Excluding the impact of the indemnification asset, noninterest income was up $5.4 million linked-quarter  $s in millions

 Revenue Generating Initiatives - Fees  $s in thousands

 Quarterly Expenses Decreased; Remain Focused On Expense Control  Operating expenses totaled $150.9 million in 2Q16, down $0.1 million linked quarterPersonnel expense totaled $84.2 million, down $0.5 million, or 1%, linked-quarterOccupancy and equipment totaled $13.5 million, down $0.7 million, or 5%, linked-quarterORE expense totaled $0.4 million, down $0.1 million linked-quarterAdvertising expense totaled $2.7 million, up $0.3 million, or 14%, linked-quarterOther operating expense increased $0.9 million, or 2%, linked-quarter  $s in millions

Solid Capital Levels

- TCE ratio 7.81%, up 12 bps linked-quarter
  - Balance sheet change -9 bps
  - Tangible earnings +23 bps
  - OCI & other, net +7 bps
  - Dividends -9 bps
- Will continue to manage capital in the best interest of the Company and its shareholders through the prolonged energy cycle
  - Top priorities are funding organic growth and maintaining quarterly dividends
  - Stock buyback on hold; no shares repurchased during the second quarter of 2016
  - M&A on hold in light of current stock price


Capital Ratios
15%
10%
5%
2Q15
3Q15
4Q15
1Q16
2Q16e
TCE
Tier 1 Risk-Based Capital
Total Risk-Based Capital

	Tangible Common Equity Ratio	Leverage (Tier 1) Ratio	Tier 1 Risked-Based Capital Ratio	Total Risk-Based Capital Ratio
June 30, 2016	7.81%	8.22%(e)	9.81%(e)	11.80%(e)
March 31, 2016	7.69%	8.14%	9.69%	11.75%
December 31, 2015	7.62%	8.55%	9.96%	11.86%
September 30, 2015	8.24%	8.85%	10.56%	12.32%
June 30, 2015	8.13%	9.07%	10.77%	12.53%

Hancock Holding Company

 Near-Term Outlook

 2016 Strategic Objectives  As we have previously noted, the company’s 2016 objectives are:Loan growth 5-7% (EOP)Fund loan growth primarily with depositsBias toward lower end of range should elevated levels of energy paydowns continueCore pre-tax, pre-provision growth of 25% compared to 2014Assumes no additional interest rate hikes in 2016Expect core revenue growth of 9-10%Expect expense growth of 2% or lessBased on management’s current outlook for the energy cycle, provision for loan losses in the range of $105 - $145 million for the full year of 2016 Bias toward lower end of range

 Management Focus Points  Simplification of structure; recent management streamlining and structure changes have yielded efficienciesExpense discipline; successfully reduced expenses in previous yearsEvaluating business lines for profitability; previously exited unprofitable business lines Revenue-generating initiatives; progress being made (see slide 19)Improving core NIM; 3 bps expansion in core NIM in 2Q16Balance sheet growth; growing balance sheet while improving mix and yield

 Appendix

 Appendix: EPS Calculation  See Note 13 in the most recent 10K for more details on the two-class method for E.P.S. calculation.

 Appendix: Purchase Accounting Adjustments Core NII & NIM Reconciliation

 Appendix: Historical Energy Data  $s in millions  Energy Outstandings by Type  $1,724  $1,674  $1,669  $1,660  $1,580  $1,633

 Impact of Purchase Accounting Adjustments(projections will be updated quarterly; subject to change)  Appendix: Purchase Accounting Impact/Trend        *Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.  $s in millions

 Impact of Purchase Accounting Adjustments(projections will be updated quarterly; subject to change)  Appendix: Purchase Accounting Impact/Trend  N/M  N/M      N/M    *Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.  $s in millions

 Appendix: Core Pre-Tax, Pre-Provision Reconciliation

 Appendix: Core Revenue

 Appendix: Operating Expense (excl nonoperating items)

Appendix: Glossary of Terms

- 2Q16 – Second quarter of 2016
- 1Q16 – First quarter of 2016
- AFS – Available for sale
- ALLL – Allowance for loan and lease losses
- Annualized – Calculated to reflect a rate based on a full year
- Core – Excluding purchase accounting items and nonoperating items
- Core NIM – Reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets
- Core Revenue – Net interest income (TE) plus noninterest income excluding purchase accounting adjustments for both categories
- Current Energy Cycle – Refers to the energy cycle beginning in November of 2014 through the most recent quarter end
- DDA – Noninterest-bearing demands deposit accounts
- E&P – Exploration and Production (Oil & Gas)
- Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.
- EOP- End of period
- EPS – Earnings per share
- HTM – Held to maturity
- IRR – Interest rate risk
- Linked-quarter – current quarter compared to previous quarter
- LPO – Loan production office
- LQA- Linked-quarter annualized
- M&A – Mergers and acquisitions
- NII – Net interest income
- NIM – Net interest margin
- NPA – Nonperforming assets
- O&G – Oil and gas
- ORE – Other real estate
- PAA – Purchase accounting adjustments, including loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles
- PCI – Purchased credit impaired
- PTPP – Pre-tax, pre-provision
- RBL – Reserve-based lending
- ROA – Return on average assets
- RR – Risk rating
- SNC – Shared National Credit
- TCE – Tangible common equity ratio (common shareholders' equity less intangible assets divided by total assets less intangible assets)
- TE- Taxable equivalent (calculated using a federal income tax rate of 35%)
- Y-o-Y – Year over year

Hancock Holding Company